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                               BE AEROSPACE, INC.
                            (a Delaware corporation)



                                  $200,000,000


                    9 1/2% Senior Subordinated Notes due 2008





                               PURCHASE AGREEMENT





Dated:  October 28, 1998





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                               BE AEROSPACE, INC.
                            (a Delaware corporation)

                                  $200,000,000

                    9 1/2% Senior Subordinated Notes due 2008



                               PURCHASE AGREEMENT


                                October 28, 1998



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BT Alex. Brown Incorporated
Chase Securities Inc.
Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1201

Ladies and Gentlemen:

                  BE Aerospace, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to each of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), BT Alex. Brown Incorporated, Chase Securities Inc., Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated and PaineWebber Incorporated (each an "Initial Purchaser" and together the "Initial Purchasers") $200,000,000 aggregate principal amount of its 9 1/2% Senior Subordinated Notes due 2008 (the "Securities"). The Securities are to be issued pursuant to an indenture to be dated as of November 2, 1998 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"). The Securities and the Indenture are more fully described in the Offering Memorandum (as hereinafter defined). Capitalized terms used herein and not otherwise defined herein have the respective meanings specified in the Offering Memorandum.


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                  The Securities will be offered and sold to you without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance on an exemption therefrom. The Company has prepared a preliminary offering memorandum, dated October 26, 1998 (such preliminary offering memorandum being hereinafter referred to as the "Preliminary Offering Memorandum"), and is preparing a final offering memorandum, dated October 28, 1998 (such final offering memorandum, in the form first furnished to the Initial Purchasers for use in connection with the offering of the Securities being hereinafter referred to as the "Offering Memorandum"), each setting forth information regarding the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities.

                  The Company intends to use approximately $118.0 million of the net proceeds from the offering to repurchase four million shares of the Company's Common Stock previously issued in connection with the Company's acquisition of SMR Aerospace, Inc. (the "Stock Repurchase").

                  The Company understands that you propose to make an offering of the Securities on the terms set forth in the Offering Memorandum, as soon as you deem advisable after this Agreement has been executed and delivered, to persons in the United States whom you reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the 1933 Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A.

                  The holders of Securities will be entitled to the benefits of a Registration Rights Agreement, in substantially the form attached hereto as Exhibit A with such changes as shall be agreed to by the parties hereto (the "Registration Rights Agreement"), pursuant to which the Company will file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Securities or the Exchange Securities referred to in the Registration Rights Agreement under the 1933 Act.

                  Section 1. Representations and Warranties. (a) The Company represents and warrants to and agrees with the Initial Purchasers as of the date hereof and as of the Closing Time as follows:

                  (i) As of their respective dates and as of the Closing Time, none of the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchasers through Merrill Lynch expressly for use in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto.

                  (ii) Except for the Company's 8% Senior Subordinated Notes due 2008 and


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         the Company's 9 7/8% Senior Subordinated Notes due 2006, there are no debt securities of the Company registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system. The Company has been advised that the Securities have been designated PORTAL securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

                  (iii) None of the Company or any affiliate of the Company (as defined in Rule 501(b) under the 1933 Act) has directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the 1933 Act) by or for the Company that are of the same or similar class as the Securities (other than with respect to the Exchange Securities) in a manner that would require the registration of the Securities under the 1933 Act.

                  (iv) None of the Company or any affiliate of the Company or any person acting on their behalf has (A) engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising (as those terms are used within the meaning of Regulation D) or (B) solicited offers for, or offered or sold, such Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the 1933
         Act) or in any manner involving a public offering within the meaning of
         Section 4(2) of the 1933 Act.

                  (v) Each of Deloitte & Touche L.L.P., Zalick, Torok, Kirgesner, Cook & Co. and Kane, Hoffman & Banner, which are reporting upon the audited financial statements and related notes included in the Offering Memorandum or underlying the pro forma financial statements included in the Offering Memorandum, is an independent public accountant with respect to the Company in accordance with the provisions of the 1933 Act and the rules and regulations of the Commission thereunder.

         (vi) The financial statements of the Company included in the Offering Memorandum present fairly (a) the financial position of the Company and its subsidiaries on a consolidated basis as of the dates indicated and
         (b) the results of operations and cash flows of the Company and its subsidiaries on a consolidated basis for the periods specified, subject, in the case of unaudited financial statements, to normal year-end adjustments which shall not be materially adverse to the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. To our knowledge, the financial statements of SMR Aerospace, Inc. ("SMR") and its subsidiaries included in or incorporated by reference in the Offering Memorandum present fairly (a) the financial position of the SMR and its subsidiaries on a consolidated basis as of the dates indicated and (b) the results of operations and cash flows of SMR and its subsidiaries on a consolidated basis for the periods specified, subject, in the case of unaudited financial statements, to normal year-end adjustments which shall not be materially adverse to the condition (financial or otherwise), earnings, business affairs or business prospects of SMR and its subsidiaries, considered as one enterprise. To our


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         knowledge, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. To our knowledge, the financial statements of Aircraft Modular Products ("AMP") for the twelve months ended January 31, 1998 and the month ended March 31, 1998 and Puritan Bennett Aero Systems Co. ("PBASCO") for the year ended December 31, 1997 and the month ended March 31, 1998 underlying the pro forma financial statements present fairly (a) the financial position of each such entity and each such entity's subsidiaries on a consolidated basis as of the dates indicated and (b) the results of operations and cash flows of each such entity and each such entity's subsidiaries on a consolidated basis for the periods specified, subject, in the case of unaudited financial statements, to normal year-end adjustments which shall not be materially adverse to the condition (financial or otherwise), earnings, business affairs or business prospects of each such entity and each such entity's subsidiaries, considered as one enterprise. To our knowledge, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. To our knowledge, the financial statements for the year ended December 31, 1997, the six months ended June 30, 1998 and as of August 31, 1998, of CF Taylor Interiors Limited and its affiliate ("CF Taylor") underlying the pro forma financial statements present fairly (a) the financial position of CF Taylor as of the dates indicated and (b) the results of operations and cash flows of CF Taylor for the periods specified, subject, in the case of unaudited financial statements, to normal year-end adjustments which shall not be materially adverse to the condition (financial or otherwise), earnings, business affairs or business prospects of CF Taylor. To our knowledge, such financial statements have been prepared in conformity with generally accepted accounting principles of the United Kingdom ("U.K. GAAP") applied on a consistent basis throughout the periods involved. The differences between U.K. GAAP and U.S. generally accepted accounting principles insofar as they affect the financial statements of CF Taylor are not material. The financial statement schedules, if any, included in the Offering Memorandum present fairly the information required to be stated therein. The selected financial data included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Offering Memorandum. The pro forma financial information included in the Offering Memorandum present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (vii) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandum; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be


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         in good standing would not have a material adverse effect on the
         Company and its subsidiaries, considered as one enterprise.

                  (viii) The Company's only subsidiaries (either direct or indirect) are: BEA Aerospace International Ltd., a company incorporated under the laws of Barbados ("BEA International"), BE Aerospace Holdings (U.K.) Limited, a company incorporated under the Companies Act (United Kingdom) ("BEAH(UK)"), BE Aerospace (UK) Limited, a company incorporated under the laws of Northern Ireland ("BEA(UK)"), CF Taylor (B/E) UK Limited, a company incorporated under the Companies Act (United Kingdom) ("CF Taylor (UK)"), CF Taylor (Wales), a company incorporated under the Companies Act (United Kingdom), Fort Hill Aircraft Holdings Limited, a company incorporated under the Companies Act (United Kingdom) ("Fort Hill"), AFI Holdings Limited, a company incorporated under the Companies Act (United Kingdom) ("AFI"), BE Aerospace (U.S.A.), Inc., a Delaware corporation ("BEA USA"), BE Aerospace (Netherlands) B.V., a company incorporated under the laws of the Netherlands ("BEA Netherlands"), Royal Inventum, B.V., a company incorporated under the laws of the Netherlands ("Royal Inventum"), BE Aerospace (Sales & Services) B.V., a company incorporated under the laws of the Netherlands, Nordskog Industries, Inc., a California corporation ("Nordskog"), Acurex Corporation, a Delaware corporation ("Acurex"), BE Aerospace (France) S.A.R.L., a company incorporated under the laws of France ("BEA France"), Burns Aerospace (France) S.A.R.L., a company incorporated under the laws of France ("Burns France"), PBASCO, a California corporation, Aerospace Interiors, Inc., a Texas corporation ("ASI"), Aerospace Lighting Corporation, a New York corporation and SMR, an Ohio corporation, B/E Harris Live TV LLC, a Delaware limited liability company (of which, the Company owns 51%), B/E Advanced Thermal Technologies, Inc., a Delaware corporation, In-Flight Entertainment, LLC, a Delaware corporation and SMR Developers LLC, a Delaware limited liability company, SMR Holdings, Inc., a Delaware corporation, SMR Aerospace Management Co., Inc., a Delaware corporation, Plush Mills, Inc., a Delaware corporation, SMR Technologies, Inc., a Delaware corporation, Flight Structures, Inc., a Delaware corporation, Flight Structures International, Inc., a company incorporated under the laws of Barbados LLC, B/E Intellectual Property, Inc. and B/E Services, Inc., a Delaware corporation (each individually, a "Subsidiary" and collectively, the "Subsidiaries"). The Company has no significant subsidiaries (as defined in Rule 1.02 of the Commission's Regulation S-X), other than SMR, BEAH(UK) and In-Flight Entertainment, LLC. (each individually, a "Significant Subsidiary" and collectively, the "Significant Subsidiaries"). AFI, Fort Hill and Nordskog are inactive subsidiaries with no significant assets and are not engaged in any active trade or business. Each Significant Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Significant Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and


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         validly issued or created and are fully paid and non-assessable and, other than in the case of BEA France, of which five shares are owned by Marc Leveille, a French national and director of BEA France, and five shares are owned by The K.A.D. Companies, Inc., an investment, venture capital and consulting firm owned by Amin J. Khoury, the Chairman of the Company, are owned by the Company, directly or through one or more Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, except that (1) 65% of the issued and outstanding Ordinary Shares of BEAH(UK) are pledged to the Agent under the Bank Credit Facility, (2) 65% of the issued and outstanding capital stock of BEA Netherlands is pledged to the Agent under the Bank Credit Facility (3) the outstanding capital stock of each of BEA USA, Acurex, B/E Services, Inc. and ASI is pledged to the Agent under the Bank Credit Facility. The Company does not, directly or indirectly, own any equity or long term debt securities of any corporation, firm, partnership, joint venture or other entity, other than the stock of its Subsidiaries and 2,237,442.58 of convertible preferred shares valued at approximately $2,237,443 in Interactive Entertainment, Inc. and a note from BEA Netherlands in the principal amount of Dfls. 49,385,000.

                  (ix) The Company had, at the date indicated in the Offering Memorandum, a duly authorized, issued and outstanding capitalization as set forth in the Offering Memorandum under the caption
         "Capitalization".

                  (x) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock of the Company, any shares of capital stock of any subsidiary, or any such warrants, convertible securities or obligations, except as set forth in the Offering Memorandum.

                  (xi) This Agreement has been duly authorized, executed and delivered by the Company.

                  (xii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, (y) the availability of equitable remedies may be limited by equitable principles of general applicability and (z) any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

                  (xiii) The Indenture has been duly authorized by the Company, will be substantially in the form heretofore delivered to you and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of


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         the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indenture conforms to the description thereof in the Offering Memorandum.

                  (xiv) The Securities have been duly authorized by the Company. When executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Securities conform to the description thereof in the Offering Memorandum.

                  (xv) Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

                  (xvi) Neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. The execution and delivery by the Company of this Agreement, the Registration Rights Agreement and the Indenture, the issuance, sale and delivery of the Securities by the Company, the consummation by the Company of the transactions contemplated in this Agreement, the Offering Memorandum and compliance by the Company with the terms of this Agreement, the Registration Rights Agreement and the Indenture have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any


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         lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under, (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which they may be bound or to which any of their respective properties may be subject except as such would not have a material adverse on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties.

                  (xvii) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act and the rules and regulations thereunder with respect to the Registration Rights Agreement and the transactions contemplated thereunder and the securities or "blue sky" laws of the various states) is required for the valid authorization, issuance, sale and delivery of the Securities, for the execution, delivery or performance by the Company of this Agreement, the Registration Rights Agreement and the Indenture or for the consummation by the Company of the transactions contemplated in this Agreement and the Offering Memorandum (including, without limitation, the Stock Repurchase), except such of the foregoing as will be obtained prior to the Closing Time.

                  (xviii) Except as disclosed in the Offering Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any of their respective officers, in their capacity as such, that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or that could materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could adversely affect the consummation of the transactions contemplated in this Agreement or the Offering Memorandum (including, without limitation, the Stock Repurchase); the aggregate of all pending legal or governmental proceedings that are not described in the Offering Memorandum to which the Company or any Subsidiary is a party or which affect any of their respective properties, including ordinary routine litigation incidental to the business of the Company or any Subsidiary, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (xix) There are no contracts or documents of a character that would be required to be described in the Offering Memorandum, if it were a prospectus filed as part of a registration statement on Form S-1 under the 1933 Act, that are not described as would be so required (other than contracts or documents described in the Company's most recent proxy statement filed with the Commission).


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                  (xx) All disclosure regarding year 2000 compliance and the
         Euro conversion that is required to be described in a registration statement on Form S-1 under the 1933 Act (including disclosures required by Staff Legal Bulletin No. 6 and SEC Release No. 33-7558 (July 29, 1998)) has been included in the Offering Memorandum. The Company and the Subsidiaries will not incur significant operating expenses or costs to ensure that its information systems will be year 2000 compliant or to adjust its operating and information systems to the conversion to a single currency in Europe, other than as disclosed in the Offering Memorandum.

                  (xxi) The Company and the Subsidiaries each has good and marketable title to all properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Offering Memorandum or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xxii) The Company and the Subsidiaries each owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations, including, without limitation, any licenses, permits, certificates, consents, orders, approvals and other authorizations required to be obtained from the Federal Aviation Administration, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations except as such would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (xxiii) The Company and the Subsidiaries each owns or possesses adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (xxiv) To the best knowledge of the Company, no labor problem exists with its employees or with the employees of any Subsidiary or is imminent that could materially

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         adversely affect the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, contractors or customers that could be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (xxv) Neither the Company nor any Subsidiary has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

                  (xxvi) Assuming (A) the accuracy of the representations and warranties of the Initial Purchasers in Section 2 hereof and (B) the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 2 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under, or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with, this Agreement to register the Securities under the 1933 Act or to qualify any indenture in respect of the Securities under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (xxvii) No part of the proceeds of the sale of the Securities will be used for any purpose that violates the provisions of any of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

                  (xxviii) All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all United States federal income taxes which are due and payable have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the period ended February 26, 1994 have been settled and no assessment in connection therewith has been made against the Company other than $210,462.41 paid in connection with the Company's February 27, 1993 and February 26, 1994 federal income tax returns. The Company and the Subsidiaries each has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (xxix) The Company and the Subsidiaries each maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries have not made, and, to the knowledge of the Company, no employee or agent of the Company or any subsidiary has made, any payment of the Company's funds or any subsidiary's funds or received or retained any funds in violation of any applicable law, regulation or rule or that would be required to be disclosed in the Offering Memorandum.

                  (xxx) There are no holders of securities of the Company who have the right to require the Company to register securities held by them under the 1933 Act on any registration statement that will be used to register the Securities or the Exchange Securities.

                  (xxxi) The Company is not an "investment company," and will not be as a result of the sale of the Securities pursuant to this Agreement, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxxii) Except as disclosed in the Offering Memorandum and except as would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (A) the Company and the Subsidiaries are each in compliance with all applicable Environmental Laws, (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or threatened Environmental Claims against the Company or any of the Subsidiaries, and (D) there are no circumstances with respect to any property or operations of the Company or any Subsidiary that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or any Subsidiary.

                  For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

                  (b) Any certificate signed by any officer of the Company or any Subsidiary and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

                  Section 2. Purchase, Sale and Resale of the Securities; Closing; Representations and Warranties of the Initial Purchasers. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each of you, severally and not jointly, and each of you severally agrees to purchase from the Company, at a purchase price of 9 1/2% of the principal amount thereof, the principal amount of the Securities set forth opposite your name on Schedule I.

                  (b) Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson, 1 New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Company and you, at 9:00 A.M., New York time, on November 2, 1998 or at such other time not more than ten full business days thereafter as you and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). The Securities shall be in such denominations and registered in such names as you may request in writing at least two business days before the Closing Time. The Securities, which may be in temporary form, will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the last business day prior to the Closing Time.

                  (c) At the Closing Time, payment shall be made to the Company in the aggregate amount of $194,750,000 in immediately available funds payable to the order of the Company against delivery of the Securities to you.

                  (d) You have advised the Company that you propose to offer the Securities for sale, upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. You hereby represent and warrant to the Company that you are a Qualified Institutional Buyer as defined in Rule 144A and an "Accredited Investor" as defined in Rule 501 of Regulation D. You agree with the Company that you (i) will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act and (ii) will solicit offers for the Securities only from, and will offer, sell or deliver the Securities, as part of its initial offering, only to persons in the United States whom you reasonably believe to be Qualified Institutional Buyers or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to you that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in a transaction under Rule 144A.

                  Section 3. Certain Covenants of the Company. The Company covenants with you as follows:

                  (a) The Company will not at any time make any amendment or supplement to the Offering Memorandum of which you shall not have previously been advised and furnished a copy or to which you or your counsel shall reasonably object.

                  (b) The Company will promptly deliver to you, without charge, during the period from the date hereof to the date of the completion of the distribution of the Securities by you, such number of copies of the Offering Memorandum, as it may then be amended or supplemented, or the Preliminary Offering Memorandum, as it may then be amended or supplemented, as you may reasonably request.

                  (c) If, at any time prior to completion of the distribution of the Securities by you, any event shall occur or condition exist as a result of which it is necessary, in the opinion of your counsel or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or if, in the opinion of your counsel or counsel for the Company, it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company, at its own expense, will promptly prepare such amendment or supplement as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing at the time it is delivered to a purchaser, be misleading or so that such Offering Memorandum as so amended or supplemented will comply with applicable law, as the case may be, and furnish you such number of copies as you may reasonably request.

                  (d) The Company will endeavor, in cooperation with you, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than a year from the date of the Offering Memorandum; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Company will also supply you with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as you may request.

                  (e) Except following the effectiveness of the Registration Statement, neither the Company nor any of its affiliates (as such term is defined in Rule 501(b) of Regulation D) will solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Rule 502(C) of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act.

                  (f) Neither the Company nor any of its affiliates (as such term is defined in Rule 501(b) of the 1933 Act) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) the offering of which security could be integrated with the sale of the Securities in a manner that would require the registration of any of the Securities under the 1933 Act.

                  (g) The Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under the 1940 Act, and will not be or become a closed-end investment company required to be registered, but not registered, thereunder.

                  (h) During the period from the Closing Time to the earlier of
         (i) two years after the Closing Time or (ii) the date of effectiveness of the Registration Statement, the Company will not, and will not permit any of its affiliates (as such term is defined in Rule 144 under the 1933 Act) to, resell any of the Securities that have been reacquired thereby, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the 1933 Act.

                  (i) The Company will, so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act, either (i) file reports and other information with the Commission under Section 13 or Section 15(d) of the 1934 Act, or (ii) in the event the Company is not subject to
         Section 13 or Section 15(d) of the 1934 Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the 1933 Act to permit compliance with Rule 144A in connection with resale of the Securities. For a period of five years after the Closing Time, the Company will make available to you upon request copies of all such reports and information, together with such other documents, reports and information as shall be furnished by the Company to the holders of the Securities issued by it.

                  (j) If requested by you, the Company will use its best efforts in cooperation with you to permit the Securities sold in transactions described in Section 2(d)(ii) hereof to be eligible for clearance and settlement through The Depository Trust Company.

                  (k) Each Security will bear the following legend until such legend shall no longer be necessary or advisable because such Security is no longer subject to the restrictions on transfer described therein:

                           THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
                  SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS

                  SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

                  (l) The Company will apply the net proceeds that it receives from the offer and sale of the Securities issued by it in the manner set forth with respect to it in the Offering Memorandum under the heading "Use of Proceeds."

                  (m) Prior to the Closing Time, the Company will not issue any press release or other communications directly or indirectly or hold any press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, without your prior consent, which shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to you, such press release or communication is required by law.

                  (n) For a period of 120 days from the date of the Offering Memorandum, the Company will not, without your prior written consent, directly or indirectly, offer, pledge, sell, grant any option, right or warrant for the sale of or otherwise dispose of any debt securities of the Company (or securities convertible or exchangeable into or exercisable for debt securities of the Company), or file any registration statement with respect to the foregoing, other than the Exchange Securities referred to in the Registration Rights

         Agreement.

                  Section 4. Payment of Expenses. Whether or not any sale of the Securities is consummated, the Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including
(a) the preparation and printing of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Initial Purchasers, (b) the preparation, reproduction and distribution of the Securities, this Agreement, the Registration Rights Agreement, the Indenture and any "blue sky" or legal investment memoranda, (c) the delivery of the Securities to the Initial Purchasers, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Securities under the applicable securities laws in accordance with Section 3(d) and any filing for review of the offering with NASD, including filing fees and fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of any "blue sky" or legal investment memoranda, (f) any fees charged by rating agencies for rating the Securities, (g) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities and (h) the cost of obtaining approval for the trading of the Securities through PORTAL.

                  If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 5 or 9(a)(i), the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the fees and disbursements of counsel for the Initial Purchasers.

                  Section 5. Conditions of Initial Purchasers' Obligations. The obligations of each Initial Purchaser to purchase and pay for the Securities that it has severally agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company contained herein and in certificates of any officer of the Company and any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

                  (a) At the Closing Time, each of you shall have received a signed opinion of each of Shearman & Sterling, counsel for the Company, and Edmund Moriarty, General Counsel of the Company, in each case dated as of the Closing Time, in substantially the form attached hereto as Exhibit B-1. Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Securities pursuant to this Agreement as counsel for the Initial Purchasers may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Initial Purchasers, in which case the opinion shall state that they believe you are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials; provided that such certificates have been delivered to the Initial Purchasers.

                  (b) At the Closing Time, each of you shall have received a signed opinion of Lovell White Durrant, counsel to BEAH(UK), dated as of Closing Time, in substantially the form attached hereto as Exhibit B-2. Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Securities pursuant to this Agreement as counsel for the Initial Purchasers may reasonably request.

                  (c) At the Closing Time, each of you shall have received the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Initial Purchasers, dated as of the Closing Time, to the effect that the opinions delivered pursuant to Sections 5(a) and 5(b) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Securities, this Agreement, the Indenture, the Registration Rights Agreement, the Offering Memorandum and such other related matters as you may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials; provided that such certificates have been delivered to the Initial Purchasers.

                  (d) At the Closing Time, (i) the Offering Memorandum, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Offering Memorandum other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any government, governmental instrumentality or court, domestic or foreign, that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Offering Memorandum,
         (iv) the Company shall have in all material respects complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (v) no event of default shall exist under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or to which the Company or any Subsidiary is subject except as such would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as enterprise and (vi) the other representations and warranties of the Company set forth herein shall be accurate in all material respects as though expressly made at and as of the Closing Time. At the Closing Time, each of you shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Time, to such effect.

                  (e) At the time that this Agreement is executed by the Company, each of you shall have received from Deloitte & Touche L.L.P., independent auditors for the Company and PBASCO, a letter, dated such date, in form of Exhibit C-1 hereto.

                  (f) At the time that this Agreement is executed by the Company, each of you shall have received from Zalick, Torok, Kirgesner & Co., independent auditors for SMR, a letter, dated such date in the form of Exhibit C-2 hereto.

                  (g) At the time that this Agreement is executed by the Company, each of you shall have received from Kane, Hoffman & Danner, P.A., independent auditors for AMP, a letter in the form of Exhibit C-3 hereto.

                  (h) At the Closing Time, each of you shall have received from each of Deloitte & Touche L.L.P., Zalick, Torok, Kirgesner, Cook & Co. and Kane, Hoffman & Danner, P.A. letters, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Sections 5(e) through 5(g), as the case may be, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

                  (i) Prior to the Closing Time, the Company shall have obtained consents from the lenders under its Bank Credit Facility which permits the Stock Repurchase as described in the Offering Memorandum under "Use of Proceeds" and such consents shall be binding on the Company.

                  (j) At the Closing Time, each of you shall have received a certificate regarding the financial data and information relating to CF Taylor from an officer of the Company or from an official of the Company who has responsibility for financial and accounting matters in a form to be agreed upon by the Company and Merrill Lynch.

                  (k) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have been any downgrading in the rating accorded any of the Company's securities, including the Securities, by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act, nor shall such rating organization have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's securities, including the Securities.

                  (l) At the Closing Time, counsel for the Initial Purchasers shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the

         Securities as contemplated in this Agreement and the matters referred to in Section 5(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Securities as contemplated in this Agreement shall be reasonably satisfactory in form and substance to the Initial Purchasers and to counsel for the Initial Purchasers.

                  (m) At the Closing Time, the Registration Rights Agreement shall have been fully executed and be in full force and effect.

                  If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 1 (insofar as Section 8 provides for the survival of such representations or warranties), 6, 7 and 8 shall remain in effect.

                  Section 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary offering memorandum or the Offering Memorandum (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers through Merrill Lynch expressly for use in any preliminary offering memorandum or the Offering Memorandum (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement contained in or any omission from a preliminary offering memorandum shall not inure to the benefit of any Initial Purchaser (or any person who controls such Initial Purchaser within the meaning of Section 5 of the 1933 Act) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities that are the subject thereof if the Company shall sustain the burden of proving that such person was not sent or given a copy of the Offering Memorandum (or any amendment or supplement thereto) at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or the omission from such preliminary offering memorandum was corrected in the Offering Memorandum (or any amendment or supplement thereto).

                  (b) Each Initial Purchaser severally (but not jointly) agrees to indemnify and hold harmless the Company, its directors, each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity agreement in Section 6(a), as incurred, but only with respect to untrue statements or omissions made in any preliminary offering memorandum or the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use in such preliminary offering memorandum or the Offering Memorandum (or any amendment or supplement thereto).

                  (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request with such request prior to the date of such settlement.

                  Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

                  The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it were distributed to the purchasers thereof exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

                  Section 8. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, the Initial Purchasers or any person who controls the Company or the Initial Purchasers within the meaning of Section 15 of the 1933 Act and will survive delivery of and payment for the Securities.

                  Section 9. Termination of Agreement. (a) The Initial Purchasers may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the Initial Purchasers' judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities or (iii) if trading in any securities of the Company has been suspended by the Commission or the Nasdaq National Market, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the NASD or any other governmental authority or (iv) if a banking moratorium has been declared by either federal, New York or Florida authorities.

                  (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 1 (insofar as Section 8 provides for the survival of such representations or warranties), 6, 7 and 8 shall survive such termination and remain in full force and effect.

                  Section 10. Default. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities that it or they are obligated to purchase (the "Defaulted Securities"), the non-defaulting Initial Purchasers shall have the right, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Securities upon the terms herein set forth; if, however, such non-defaulting Initial Purchasers have not completed such arrangements within such 24-hour period, then:

                  (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased, the non-defaulting Initial Purchasers shall be obligated to purchase the full amount thereof, or

                  (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers.

                  No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

                  In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 10.

                  Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Initial Purchasers at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281, Attention: Mr. Michael F. Senft with copies to Fried, Frank, Harris, Shriver & Jacobson at 1 New York Plaza, New York, New York 10004,
Attention: Valerie Ford Jacob; and notices to the Company shall be directed to it at 1400 Corporate Center Way, Wellington, Florida 33414, Attention: Mr. Amin
J. Khoury, Chairman of the Board of Directors and Chief Executive Officer with copies to Shearman & Sterling at 599 Lexington Avenue, New York, New York 10022,
Attention: Mr. Rohan S. Weerasinghe.

                  Section 12. Parties. This Agreement is made solely for the benefit of the Initial Purchasers, the Company and, to the extent expressed, any person who controls the Company or any Initial Purchaser within the meaning of
Section 15 of the 1933 Act, and the directors of the Company, its officers and their respective executors, administrators, successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Initial Purchasers of the Securities.

                  Section 13. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York. Specified times of the day refer to New York City time.

                  Section 14. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.


                            -------------------------

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Initial Purchasers in accordance with its terms.

                                       Very truly yours,


                                       BE AEROSPACE, INC.


                                       By:
                                           ---------------------------------
                                           Name:
                                           Title:


Confirmed and accepted as of the date first above written:


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BT Alex. Brown Incorporated
Chase Securities Inc.
Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated

By:   Merrill Lynch, Pierce, Fenner & Smith Incorporated


By
  --------------------------------
  Name:
  Title:

SCHEDULE I



                                                               Principal Amount
                                                               of Securities
                    Initial Purchasers                         to be Purchased
                    ------------------                         ---------------


Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated...........................         75,000,000

BT Alex. Brown Incorporated...............................         10,000,000

Chase Securities Inc......................................         20,000,000

Credit Suisse First Boston Corporation....................         43,000,000

Morgan Stanley & Co. Incorporated.........................         40,000,000

PaineWebber Incorporated..................................         12,000,000

                                                                 ------------

        Total.............................................       $200,000,000

                                    EXHIBIT A

                                     FORM OF

                          REGISTRATION RIGHTS AGREEMENT

================================================================================





                          Registration Rights Agreement

                          Dated as of November 2, 1998


                                      among


                               BE Aerospace, Inc.


                                       and

                               Merrill Lynch & Co.
                      Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated,

                          BT Alex. Brown Incorporated,

                             Chase Securities Inc.,

                     Credit Suisse First Boston Corporation

                        Morgan Stanley & Co. Incorporated

                                       and

                            PaineWebber Incorporated





================================================================================

                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into November 2, 1998, among BE AEROSPACE, INC., a Delaware corporation (the "Company"), and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, BT ALEX. BROWN INCORPORATED, CHASE SECURITIES INC., CREDIT SUISSE FIRST BOSTON CORPORATION, MORGAN STANLEY & CO. INCORPORATED and PAINEWEBBER INCORPORATED (the "Purchasers").

                  This Agreement is made pursuant to the Purchase Agreement dated October 28, 1998 among the Company and the Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Purchasers of an aggregate of $200,000,000 principal amount of the Company's 9 1/2% Senior Subordinated Notes due 2008 (the "Securities"). In order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

                  In consideration of the foregoing, the parties hereto agree as follows:

                  1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "Closing Date" shall mean the Closing Time as defined in the Purchase Agreement.

                  "Company" shall have the meaning set forth in the preamble and also includes the Company's successors.

                  "Depositary" shall mean the Depository Trust Company, or any other depositary appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

                  "Exchange Offer" shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

                  "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

                  "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Exchange Securities" shall mean 9 1/2% Series B Senior Subordinated Notes due 2008 issued by the Company under the Indenture containing terms identical to the Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from the date of their original issue, (ii) the transfer restrictions thereon shall be eliminated and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated), to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

                  "Holders" shall mean the Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture.

                  "Indenture" shall mean the Indenture relating to the Securities dated as of November 2, 1998 between the Company and The Bank of New York, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

                  "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

                  "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                  "Purchase Agreement" shall have the meaning set forth in the preamble.

                  "Purchaser" shall have the meaning set forth in the preamble.

                  "Registrable Securities" shall mean the Securities; provided, however, that the

         Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Securities shall have ceased to be outstanding or
         (iv) such Securities have been exchanged for Exchange Securities upon consummation of the Exchange Offer.

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, and (viii) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding fees of counsel to the underwriters or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

                  "Registration Statement" shall mean any registration statement of the Company which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Shelf Registration" shall mean a registration effected pursuant to Section 2(b) hereof.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of
         Section 2(b) of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933

         Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

                  2. Registration Under the 1933 Act. (a) Exchange Offer Registration. To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Company shall use its best efforts
(A) to file within 30 days after the Closing Date an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Securities for Exchange Securities, (B) to cause such Exchange Offer Registration Statement to be declared effective by the SEC within 120 days after the Closing Date, (C) to cause such Registration Statement to remain effective until the closing of the Exchange Offer and (D) to consummate the Exchange Offer within 150 days following the Closing Date. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers (as defined in Section 3(f)) eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

                  In connection with the Exchange Offer, the Company shall:

                  (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (ii) keep the Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

                  (iii) use the services of the Depositary for the Exchange
         Offer;

                  (iv) permit Holders to withdraw tendered Registrable Securities at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing his election to have such Securities exchanged; and

                  (v) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

                  As soon as practicable after the close of the Exchange Offer, the Company shall:

                  (i) accept for exchange Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

                  (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities so accepted for exchange by the Company; and

                  (iii) cause the Trustee promptly to authenticate and deliver Exchange Securities to each Holder of Registrable Securities equal in amount to the Registrable Securities of such Holder so accepted for exchange.

                  Interest on each Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of its original issue. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the Staff of the SEC. Each Holder of Registrable Securities (other than Participating Broker-Dealers) who wishes to exchange such Registrable Securities for Exchange Securities in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) any Exchange Securities to be received by it were acquired in the ordinary course of business and (iii) at the time of the commencement of the Exchange Offer it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities. The Company shall inform the Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

                  (b) Shelf Registration. (i) If, because of any change in law or applicable interpretations thereof by the Staff of the SEC, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, or (ii) if for any other reason the Exchange Offer is not consummated within 150 days after the Closing Date, or (iii) if any Holder (other than a Purchaser) is not eligible to participate in the Exchange Offer or (iv) upon the request of any Purchaser (with respect to any Registrable Securities which it acquired directly from the Company) following the consummation of the Exchange Offer if such Purchaser shall hold Registrable Securities which it acquired directly from the Company and if such Purchaser is not permitted, in the opinion of counsel to such Purchaser, pursuant to applicable law or applicable interpretation of the Staff of the SEC to participate in the Exchange Offer, the Company shall, at its cost,

                  (A) as promptly as practicable, file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Securities and set forth in such Shelf Registration Statement, and use its best efforts to cause such Shelf Registration Statement to be declared effective by the SEC by 150 days after the Closing Date. In the event that the Company is required to file a Shelf Registration Statement upon the request of any Holder (other than a Purchaser) not eligible to participate in the Exchange Offer pursuant to clause (iii) above or upon the request of any Purchaser pursuant to clause (iv) above, the Company shall file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by such Holder or such Purchaser after completion of the Exchange Offer.

                  (B) use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the SEC (or one year from the date the Shelf Registration Statement is declared effective if such Shelf Registration Statement is filed upon the request of any Purchaser pursuant to clause (iv) above) or such shorter period which will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

                  (C) notwithstanding any other provisions hereof, use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

                  The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by Section 3(b) below, to use all reasonable efforts to cause any such amendment to become effective and such Shelf Registration to become usable as soon as thereafter practicable and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

                  (c) Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or 2(b) and, in the case of any Shelf Registration Statement, will reimburse the Holders or Purchasers for the reasonable fees and disbursements of one firm or counsel designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Securities in connection therewith, and, in the case of an Exchange Offer Registration Statement, will reimburse the Purchasers, as applicable, for the reasonable fees and disbursements of counsel in connection therewith. Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

                  (d) Effective Registration Statement. (i) The Company will be deemed not to have used its best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if it voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly complies with the requirements of Section 3(k) hereof, if applicable.

                  (ii) An Exchange Offer Registration Statement pursuant to
Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

                  (e) Increase in Interest Rate. In the event that (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 30th calendar day after the Closing Date, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 120th calendar day after the Closing Date or (iii) the Exchange Offer is not consummated or a Shelf Registration Statement with respect to the Registrable Securities is not declared effective on or prior to the 150th calendar day after the Closing Date, the interest rate borne by the Securities shall be increased by one-half of one percent per annum following such 30-day period in the case of clause (i) above, such 120-day period in the case of clause (ii) above, or such 150-day period in the case of clause (iii) above; provided that the aggregate increase in such interest rate will in no event exceed one-half of one percent per annum. Upon (x) the filing of the Exchange Offer Registration Statement after the 30-day period described in clause (i) above, (y) the effectiveness of the Exchange Offer Registration Statement after the 120-day period described in clause (ii) above or (z) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 150-day period described in clause (iii) above, the interest rate borne by the Securities from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate.

                  (f) Specific Enforcement. Without limiting the remedies available to the Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and
Section 2(b) hereof may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

                  3. Registration Procedures. In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall:

                  (a) prepare and file with the SEC a Registration Statement, within the time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company,
         (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and
         (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with
         Section 2 hereof;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

                  (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method elected by the Majority Holders; and (ii) furnish to each Holder of Registrable Securities, to counsel for the Purchasers, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Securities; and
         (iii) subject to the last paragraph of Section 3, hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                  (d) use its best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with the Holders in connection with any filings required to be made with the NASD, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

                  (e) in the case of a Shelf Registration, notify each Holder of Registrable Securities and counsel for the Purchasers promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects,
         (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vii) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

                  (f) (A) in the case of the Exchange Offer, (i) include in the Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Securities for Exchange Securities for the resale of such Exchange Securities, (ii) furnish to each broker-dealer who desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (iv) subject to the last paragraph of Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any broker-dealer in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

                  "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities, it represents that the Registrable Securities to be exchanged for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act";

         and (y) a statement to the effect that by a broker-dealer making the acknowledgment described in subclause (x) and by delivering a Prospectus in connection with the exchange of registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and

                  (B) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company shall use its best efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be one of the Purchasers, unless they elect not to act as such representative) only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last date for which exchanges are accepted pursuant to the Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (C) below; and

                  (C) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company shall use its best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of one year following the closing of the Exchange Offer; and

                  (D) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b), or take any other action as a result of this Section 3(f), for a period exceeding 180 days after the last date for which exchanges are accepted pursuant to the Exchange Offer (as such period may be extended by the Company) and Participating Broker-Dealers shall not be authorized by the Company to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3.

                  (g) (A) in the case of an Exchange Offer, furnish counsel for the Purchasers and (B) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Securities copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

                  (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide immediate notice to each Holder of the withdrawal of any such order;

                  (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                  (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and cause such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

                  (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by
         Section 3(e)(vi) hereof, use its best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

                  (l) obtain a CUSIP number for all Exchange Securities, or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

                  (m) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Securities, or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                  (n) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions (including those reasonably requested by the Majority Holders) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                           (i) make such representations and warranties to the
                  Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

                           (ii) obtain opinions of counsel to the Company and
                  updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                           (iii) obtain "cold comfort" letters and updates
                  thereof from the Company's independent certified public accountants addressed to the underwriters, if any, and will use reasonable best efforts to have such letter addressed to the selling Holders of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

                           (iv) enter into a securities sales agreement with the
                  Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;

                           (v) if an underwriting agreement is entered into,
                  cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section; and

                           (vi) deliver such documents and certificates as may
                  be reasonably requested and as are customarily delivered in similar offerings.

         The above shall be done at (i) the effectiveness of such Registration Statement (and, if appropriate, each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Company shall provide written notice to the Holders of all Registrable Securities of such underwritten offering at least 30 days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

                  (o) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Securities and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement;

                  (p) (i) a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Purchasers, and make such changes in any such document prior to the filing thereof as any of the Purchasers or their counsel may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Securities, to the Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, and make such changes in any such document prior to the filing thereof as the Holders of Registrable Securities, the Purchasers on behalf of such Holders, their counsel and any underwriter may reasonably request; and (iii) cause the representatives of the Company to be available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Purchasers on behalf of such Holders or any underwriter and shall not at any time make any filing of any such document of which such Holders, the Purchasers on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Purchasers on behalf of such Holders, their counsel or any underwriter shall reasonably object;

                  (q) in the case of a Shelf Registration, use its best efforts to cause all Registrable Securities to be listed on any securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

                  (r) in the case of a Shelf Registration, use its best efforts to cause the Registrable Securities to be rated with the appropriate rating agencies, if so requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, unless the Registrable Securities are already so rated;

                  (s) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

                  (t) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel.

                  In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

                  In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(ii) - (vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such

         Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(vi) hereof, the Company shall be deemed to have used its best efforts to keep the Shelf Registration Statement effective during such period of suspension provided that the Company shall use its best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

                  4. Underwritten Registrations. If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company.

                  No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  5. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless each Purchaser, each Holder, including Participating Broker-Dealers, each underwriter who participates in an offering of Registrable Securities, their respective affiliates, and the respective directors, officers, employees, agents and each Person, if any, who controls any of such parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement (subject to Section 5(d) below) is effected with the written consent of the Company; and

                  (iii) against any and all expenses whatsoever, as incurred (including fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 5(a);

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Purchasers, any Holder, including Participating Broker-Dealers or any underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

                  (b) In the case of a Shelf Registration, each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Purchasers, each underwriter who participates in an offering of Registrable Securities and the other selling Holders and each of their respective directors and officers (including each officer of the Company who signed the Registration Statement) and each Person, if any, who controls the Company, the Purchasers, any underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act, against any and all losses, liabilities, claims, damages and expenses described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder, as the case may be, expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

                  (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have other than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                (e) In order to provide for just and equitable contribution in circumstances in which any of the indemnity provisions set forth in this Section 5 are for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Purchasers and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, the Purchasers and the Holders, as incurred; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation.

         As between the Company, the Purchasers and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect (i) the relative benefits received by the Company on the one hand, the Purchasers on another hand, and the Holders on another hand, from the offering of the Exchange Securities or Registrable Securities included in such offering, and (ii) the relative fault of the Company on the one hand, the Purchasers on another hand, and the Holders on another hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders and the Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Holders or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Purchasers and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 5 were to be determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the relevant equitable considerations. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 5, no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it were offered exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         For purposes of this Section 5, each affiliate of a Purchaser or Holder, and each director, officer, employee, agent and Person, if any, who controls a Purchaser or Holder or such affiliate within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Purchaser or Holder, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The parties hereto agree that any underwriting discount or commission or reimbursement of fees paid to any Purchaser pursuant to the Purchase Agreement shall not be deemed to be a benefit received by any Purchaser in connection with the offering of the Exchange Securities or Registrable Securities included in such offering. The Purchasers' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A to the Purchase Agreement and not joint.

                  6. Miscellaneous. (a) Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, that if it ceases to be so required to file such reports, it will upon the request of any Holder of Registrable Securities (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Securities may reasonably request, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1993 Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  (b) No Inconsistent Agreements. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

                  (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification, supplement or waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

                  (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 6(d), which address initially is, with respect to a Purchaser, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d).

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee, at the address specified in the Indenture.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

                  (f) Third Party Beneficiary. The Purchasers shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       BE AEROSPACE, INC.


                                       By:
                                            ----------------------------
                                            Name:
                                            Title:


Confirmed and accepted as of
   the date first above
   written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
BT ALEX. BROWN INCORPORATED
CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
MORGAN STANLEY & CO. INCORPORATED
PAINEWEBBER INCORPORATED

By:    MERRILL LYNCH & CO.
       Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated


By:
     --------------------------
       Name:
       Title:

                                   EXHIBIT B-1

                     FORM OF OPINION OF SHEARMAN & STERLING

                        [Shearman & Sterling Letterhead]


                                                                November 2, 1998



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BT Alex. Brown Incorporated
Chase Securities Inc.
Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, NY  10281-1201

Ladies and Gentlemen:

                  We are acting as counsel to BE Aerospace, Inc., a Delaware corporation (the "Company"), in connection with the sale by the Company to Merrill Lynch, Pierce, Fenner & Smith Incorporated, BT Alex. Brown Incorporated, Chase Securities Inc., Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated and PaineWebber Incorporated (collectively, the "Initial Purchasers"), subject to the terms and conditions set forth in the Purchase Agreement, dated October 28, 1998 (the "Purchase Agreement"), among the Company and the Initial Purchasers, of $200,000,000 aggregate principal amount of the Company's 9 1/2% Senior Subordinated Notes due 2008 (the "Notes") issued pursuant to an Indenture, dated as of November 2, 1998 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), and further subject to the terms and conditions set forth in the Registration Rights Agreement, dated November 2, 1998 (the "Registration Rights Agreement"), among the Company and the Initial Purchasers. Unless otherwise noted, capitalized terms used but not defined herein are used as defined in the Purchase Agreement.

                  This opinion is being delivered pursuant to Section 5(a) of the Purchase Agreement.

                  In this capacity we have examined a copy of the Preliminary Offering

Memorandum dated October 26, 1998, and the final Offering Memorandum dated October 28, 1998 relating to the offering of the Notes (such final Offering Memorandum being hereinafter referred to as the "Offering Memorandum"). We have also examined the Purchase Agreement, the Indenture, the Registration Rights Agreement, a specimen of the Notes and the originals, or copies identified to our satisfaction, of such corporate records of the Company and its subsidiaries, certificates of public officials, officers of the Company and its subsidiaries and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In rendering our opinion, we have relied as to factual matters, to the extent we deem proper, upon the representations and warranties of the Company and its subsidiaries contained in or made pursuant to the Purchase Agreement, the Registration Rights Agreement, certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  The opinions stated herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, and we do not express any opinion herein concerning any other laws.

                  Based upon the foregoing, we are of the opinion that:

                  (i) The Notes and the Indenture conform in all material respects to the respective descriptions thereof contained in the Offering Memorandum under the caption "Description of the Notes."

                  (ii) The statements made in the Offering Memorandum under the caption "Exchange Offer; Registration Rights," to the extent that they constitute matters of law or legal conclusions, have been reviewed by us and fairly present the information disclosed therein in all material respects.

                  (iii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

                  (iv) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (v) The Notes have been duly authorized and executed by the Company and, assuming that the Notes have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which facts we have not determined by an inspection of the Notes), the Notes have been duly issued and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and the holders of the Notes will be entitled to the benefits of the Indenture.

                  (vi) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except that rights to indemnification or contribution may be limited by federal or state securities laws or public policy relating thereto.

                  (vii) The execution and delivery by the Company of the Purchase Agreement, the Registration Rights Agreement and the Indenture, the consummation by the Company of the transactions contemplated in the Purchase Agreement, including without limitation the Stock Repurchase, the execution and delivery of the Notes, and compliance by the Company with the terms of the Purchase Agreement, the Registration Rights Agreement and the Indenture (x) do not and will not result in any violation of the certificate of incorporation or by-laws of the Company or SMR Aerospace, Inc. ("SMR") or the certificate of registration or limited liability company agreement of In-Flight Entertainment, LLC ("In-Flight"), and (y) and do not and will not conflict with or constitute an event of default (or an event which with notice or lapse of time or both would become an event of default) under, or result in the creation of or imposition of any a lien, charge or encumbrance upon any property or assets of the Company, SMR or In-Flight under (a) any contract, indenture, mortgage, lease or other agreement, to which the Company or any of its significant subsidiaries is a party or by which any of them may be bound or to which it or any of its properties or assets are bound, that has been filed as an exhibit to the Company's Form 10-K for the year ended February 28, 1998, the Company's Form 10-Qs for the quarter ended May 30, 1998 and for the quarter ended August 29, 1998 and the Company's Form 8-Ks filed on April 13, 1998, April 27, 1998, May 8, 1998 and August 24, 1998, or which is listed on Schedule I hereto, in each case, on their face, or (b) any existing applicable New York State, Delaware (limited to the General Corporation Law), or United States federal law, rule or regulation, or any judgment, order or decree known to such counsel of any New York State or United States federal government, governmental or regulatory instrumentality or agency or court having jurisdiction over the Company or any of its properties or assets

                  (viii) No authorization, approval, consent or license of any governmental or regulatory body, agency or instrumentality of the United States or New York State is required for the (i) valid issuance of the Notes in accordance with the provisions of the Indenture, (ii) sale of the Notes to you as contemplated by the Purchase Agreement, (iii) execution, delivery or performance by the Company of the Purchase Agreement, the Registration Rights Agreement or the Indenture or (iv) consummation of the transactions contemplated by the Purchase Agreement

(including without limitation the Stock Repurchase), except such as may be required by the Securities Act of 1933, as amended (the "Securities Act"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the securities or blue sky laws of the various states.

                  (ix) The Company is not, and will not be as a result of the sale of the Notes pursuant to the Purchase Agreement, an investment company within the meaning of the Investment Company Act of 1940, as amended.

                  (x) Assuming (i) the accuracy of the representations and warranties of the Initial Purchasers and the Company in the Purchase Agreement and (ii) the due performance by the Initial Purchasers and the Company of the covenants and agreements set forth in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum under the Purchase Agreement, or in connection with the initial resale of such Notes by the Initial Purchasers to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of any Notes.

                  This opinion is being furnished to you solely for your benefit, and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                                                      Schedule I

         1. Fifth Amended and Restated Credit Agreement dated as of October 29, 1993, amended and restated as of August 7, 1998, among BE Aerospace, Inc., the Chase Manhattan Bank, as Administrative Agent and Nationsbank, N.A. (South), as Co-Agent.

         2. The (UK) Credit Agreement (as defined in the Offering Memorandum).

         3. The Inventum Credit Agreement (as defined in the Offering
Memorandum.

         4. Amended and Restated Limited Liability Company Agreement of B/E Harris LiveTV, LLC, dated as of February 10, 1998 by and between In-Flight Entertainment, LLC, Harris Corporation and In-Flight Phone Corp.

         5. Order dated January 13, 1998 of the United States Department of Commerce Bureau of Export Administration, regarding the settlement of the U.S. Government's investigation of export sales to Iran between 1992-5.

         6. Indenture, dated as of January 24, 1996, as amended, between the Company and Fleet National Bank of Connecticut, N.A.

         7. Indenture, dated February 13, 1998 between the Company and United States Trust Company of New York.

                                                                November 2, 1998


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BT Alex. Brown Incorporated
Chase Securities Inc.
Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporation
PaineWebber Incorporated
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, NY  10281-1201

Ladies and Gentlemen:

                  We are acting as counsel to BE Aerospace, Inc., a Delaware corporation (the "Company"), in connection with the sale by the Company to Merrill Lynch, Pierce, Fenner & Smith Incorporated, BT Alex. Brown Incorporated, Chase Securities Inc., Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, and PaineWebber Incorporated (collectively, the "Initial Purchasers"), subject to the terms and conditions set forth in the Purchase Agreement dated October 28, 1998 (the "Purchase Agreement"), among the Company and the Initial Purchasers, of $200,000,000 aggregate principal amount of the Company's 9 1/2% Senior Subordinated Notes due 2008 (the "Notes") issued pursuant to an Indenture, dated as of November 2, 1998 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), and further subject to the terms and conditions set forth in the Registration Rights Agreement dated November 2, 1998 (the "Registration Rights Agreement"), among the Company and the Initial Purchasers. Unless otherwise noted, capitalized terms used but not defined herein are used as defined in the Purchase Agreement.

                  In this capacity, we have examined copies of the Preliminary Offering Memorandum, dated October 26, 1998, and the final Offering Memorandum, dated October 28, 1998, relating to the offering of the Notes (such final Offering Memorandum being hereinafter referred to as the "Offering Memorandum").

                  We have also reviewed and participated in discussions concerning the preparation of the Offering Memorandum with certain officers and employees of the Company, with its counsel and its auditors, and with your representatives. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Offering Memorandum, except as set forth in paragraph (i) of our opinion addressed to you dated the date hereof. In addition, with your approval, matters governed by the laws of the United Kingdom have been passed upon by Lovell White Durrant, British counsel to the Company, and we have assumed, without independent verification, the accuracy of its legal opinion delivered to you today pursuant to the Purchase Agreement with respect to such laws or matters governed or affected by such laws.

                  Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which gave us reason to believe that the Offering Memorandum (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  This letter is being furnished to you solely for your benefit, and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                            Very truly yours,

                       FORM OF OPINION OF EDMUND MORIARTY


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BT Alex. Brown Incorporated
Chase Securities Inc.
Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporation
PaineWebber Incorporated
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, NY  10281-1201

Ladies and Gentlemen:

                  I am Corporate Vice President Law, General Counsel and Secretary of BE Aerospace, Inc., a Delaware corporation (the "Company"), and have advised the Company in connection with the sale by the Company to Merrill Lynch, Pierce, Fenner & Smith Incorporated, BT Alex. Brown Incorporated, Chase Securities Inc., Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated and PaineWebber Incorporated (collectively, the "Initial Purchasers"), subject to the terms and conditions set forth in the Purchase Agreement dated October 28, 1998 (the "Purchase Agreement"), among the Company and the Initial Purchasers, of $200,000,000 aggregate principal amount of the Company's 9 1/2% Senior Subordinated Notes due 2008 (the "Notes") issued pursuant to an Indenture dated as of November 2, 1998 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), and further subject to the terms and conditions set forth in the Registration Rights Agreement dated November 2, 1998 (the "Registration Rights Agreement"), among the Company and the Initial Purchasers.

                  This opinion is being delivered pursuant to Section 5(a) of the Purchase Agreement.

                  In such capacity I have examined a copy of the Preliminary Offering Memorandum, dated October 26, 1998, and the Final Offering Memorandum dated as of October 28, 1998, related to the sale of the Notes (the "Offering Memorandum").

                  I have also examined the Purchase Agreement, the Indenture, the Registration Rights Agreement, and the originals, or copies identified to my satisfaction, of such corporate records of the Company and its subsidiaries, certificates of public officials, officers of the Company and its subsidiaries and other persons, and such other documents, agreements and instruments as I have deemed necessary as a basis for the opinions hereinafter expressed. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied, without investigation, and believe that I am justified in relying, upon such statements or representations of officers and other representatives of the Company or others.

                  I am a member of the Bar of the State of Wisconsin. My opinions set forth below are limited to the laws of the State of Wisconsin, the General Corporation Law of the State of Delaware and the federal laws of the United States.

                  Based upon the foregoing, I am of the opinion that:

         (i) Each of the Company and In-Flight Entertainment, LLC is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. SMR Aerospace, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. The Company has all requisite corporate power and authority to issue, sell and deliver the Notes, to execute and deliver the Purchase Agreement, the Registration Rights Agreement and the Indenture, and to perform its obligations thereunder. The Company is qualified to transact business, and is in good standing as a foreign corporation, in California, Connecticut, Florida, Massachusetts, Minnesota, North Carolina and Oklahoma; the states of California, Connecticut, Florida, Massachusetts, Minnesota, North Carolina and Oklahoma, being the only jurisdictions in the United States in which the Company owns or leases real property. In-Flight Entertainment, LLC is qualified to transact business, and is in good standing as a foreign limited liability company, in California and Washington; California and Washington being the only jurisdictions in which In-Flight Entertainment, LLC owns or leases property. SMR Aerospace, Inc. is qualified to transact business, and is in good standing as a foreign corporation, in the state of West Virginia; the states of Ohio and West Virginia being the only jurisdictions in which SMR Aerospace, Inc. owns or leases real property.

         (ii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Capitalization table in the Offering Memorandum under the caption "Actual", except for issuances or forfeitures subsequent to the date of the information provided in such table, if any, pursuant to the Company's stock option plans. The shares of the Company's common stock, $.01 par value (the "Common Stock") issued and outstanding on this date have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights under the Delaware General Corporation Law or the Restated Certificate of Incorporation of the Company or, to the best of my knowledge, any preemptive rights pursuant to any contract to which the Company is a party or by which it is bound.

         (iii) To the best of my knowledge, (i) none of the Company, SMR Aerospace, Inc. nor In-Flight Entertainment, LLC is in violation of its certificate of incorporation or certificate of registration or by-laws or limited liability company agreement, as the case may be, or in default in the performance of any obligation, agreement or condition in any agreement or instrument known to us to which the Company, SMR Aerospace, Inc. or In-Flight Entertainment, LLC is a party or by which any of them is bound and which default could have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole and (ii) neither the Company, SMR Aerospace, Inc. nor In-Flight Entertainment, LLC is in violation of any applicable law, rule or regulation, or, to our knowledge after having made inquiry of the Company, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality, where such violation or default could have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole.

         (iv) The statements made in the Offering Memorandum under the captions "Business-Legal Proceedings," to the extent that they constitute matters of law or legal conclusions or descriptions of legal proceedings, have been reviewed by me and fairly present the information disclosed therein in all material respects.

         (v) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

                  I have reviewed and participated in the preparation of the Offering Memorandum with other officers or employees of the Company, with its counsel and its auditors, and with representatives of the Initial Purchasers and I advise you that, on the basis of the information I gained in the course of performing the services referred to above, no facts came to my attention which gave me reason to believe that the Offering Memorandum (other than the financial statements and other financial data contained therein or omitted therefrom, as to which I have not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         This opinion is being furnished by me as General Counsel for the Company to you solely for your benefit, and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                            Very truly yours,

                                   EXHIBIT B-2

                     FORM OF OPINION OF LOVELL WHITE DURRANT

                        [Lovell White Durrant Letterhead]

                                                                November 2, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BT Alex. Brown Incorporated
Chase Securities Inc.
Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporation
PaineWebber Incorporated
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, NY  10281-1201
USA

Dear Sirs

BE Aerospace Holdings (UK) Limited

1. We have acted as English legal advisers to BE Aerospace Holdings (UK) Limited (formerly BE Aerospace (UK) Limited and Flight Equipment and Engineering Limited), a company registered in England and Wales under registered number 516846, the registered office of which is located at Nissen House, Grovebury Road, Leighton Buzzard, Bedfordshire ("BEAH(UK)"), since its acquisition by BE Aerospace, Inc. (formerly BE Avionics, Inc.) (the "Issuer") on 2 April, 1992. We have been asked by the Issuer, a Delaware corporation, to provide this opinion in connection with the issue and sale by the Issuer of US$200,000,000 principal amount of 9 1/2% Senior Subordinated Notes due 2008 (together, the "Securities").
         We have been provided with copies of:

         (a) an offering memorandum dated 28 October, 1998, relating to the Issuer and the Securities (the "Offering Memorandum";

         (b) a draft dated 22 October, 1998 of an indenture to be dated as of 2 November, 1998 between the Issuer and the trustee named therein (the "Indenture") which we have been advised is the final form thereof;

         (c) the purchase agreement dated as of 28 October, 1998, between the Issuer and you relating to the issue and sale of the Securities (the "Purchase Agreement"); and

         (d) the registration rights agreement to be dated as of 2 November, 1998 between the Issuer and you relating to the filing of a registration statement with respect to the Securities (the "Registration Rights Agreement).

2. We understand that this opinion is required by you pursuant to Section 5(b) of the Purchase Agreement.

3. For the purposes of giving this opinion, we have examined the following documents relating to BEAH(UK):-

         (a) the statutory books, including the register of members and the minutes of board meetings and general meetings of the shareholders contained therein;

         (b) copies of the Memorandum and Articles of Association, Certificate of Incorporation and Certificates of Incorporation on Change of Name; and

         (c) certificate of good standing issued by the Registrar of Companies on 29 October, 1998, copies of which are annexed hereto marked "A".

4. We have carried out a search of the microfiche relating to BEAH(UK) supplied to us by the Companies Registration Office on Friday 30 October, 1998, which revealed no order or resolution to wind up BEAH(UK) and no notice of the appointment of an administrator or receiver of BEAH(UK). We have also carried out a search at the Central Registry of Winding Up Petitions, London on Friday 30 October, 1998, which shows no pending petition to wind up BEAH(UK). We have not conducted any further search, or any search in any District Registry of the High Court where winding-up and administration petitions may also be presented in certain cases, and accordingly this opinion is given on the assumption that such searches (if made) would not reveal any circumstances which would require amendment of this opinion.

5. Except for the documents listed in paragraphs 1 and 3 above, we have not examined for the purposes of this opinion any contracts or other documents entered into by or affecting BEAH(UK) or any corporate records of BEAH(UK). We have not made any other enquiries or searches concerning BEAH(UK) (whether within this firm or otherwise), except as mentioned in paragraph 4 above. For the purposes of this opinion, we have relied as to factual matters upon certificates of officers and directors of the Issuer and of BEAH(UK) (copies of which are annexed hereto marked "B") and have relied on representations made by the Issuer in the Purchase Agreement.

6. This opinion is given only with respect to English law in force at the date of this letter as applied by English Courts and is given on the basis that it will be governed by and construed in accordance with English law. No opinion is expressed or implied as to the laws of any other territory.

7. This opinion is based on the assumptions set out in the appendix to this letter, which we have taken no steps to verify independently.

8. Based upon and subject to the foregoing, and subject as stated herein and to any matters not disclosed to us, we are of the opinion that:

         (a) BEAH(UK) is duly incorporated under the Companies Act 1948 as a private company with limited liability under English law, is validly existing under English law and has the necessary corporate power under the Companies Acts 1985 and 1989 and its Memorandum and Articles of Association to conduct its business and to own, lease and operate its properties as described in the Offering Memorandum at pages 61, 62 and 63 (copies of which are annexed hereto marked "C");

         (b) as reflected in the register of members of BEAH(UK), the Issuer is the registered holder of all of the 500,000 issued ordinary shares of British Pound 1 each of BEAH(UK) and all of the 916,900 issued 3% cumulative redeemable preference shares of British Pound 1 each of BEAH(UK). Pursuant to Section 361 Companies Act 1985, the register of members of a company (as defined in that Act) is prima facie evidence of any matters which are by that Act directed or authorised to be inserted in it, and of legal ownership of shares;

         (c) in the absence of any circumstance by which a member of a company limited by shares (as defined in the Companies Act
                  1985) may become liable for the company's debts, the liability of the member (including, with respect to BEAH(UK), the Issuer) for such debts will be limited to the par value of the shares held and any premium agreed to be paid, to the extent that such amounts have not previously been paid. According to the register of members of BEAH(UK), the search of the microfiche relating to BEAH(UK) referred to in paragraph 4 above and the certificates of the officers and directors of the Issuer, BEAH(UK), but having made no other enquiry, investigation or verification, we are of the opinion that the issued ordinary shares and preference shares of British Pound 1 each in the capital of BEAH(UK) are fully paid;

         (d) the issued cumulative redeemable preference shares of British Pound 1 each of BEAH(UK) have been duly authorised and validly issued;

         (e) the issued cumulative redeemable preference shares of British Pound 1 each of BEAH(UK) were not issued in violation of any pre-emptive rights under statute or under the Memorandum and Articles of Association of BEAH(UK);

         (f) none of the following will result in any breach of the Memorandum and Articles of Association of BEAH(UK):-

                  (i) the execution and delivery by the Issuer of the Purchase Agreement, the consummation by the Issuer of the transactions therein contemplated and the compliance by the Issuer with its terms;

                  (ii) the execution and delivery by the Issuer of the Registration Rights Agreement and the compliance by the Issuer with its terms;

                  (iii) the execution and delivery by the Issuer of the Indenture and the compliance by the Issuer with its terms;

                  (iv) the issue and delivery by the Issuer of the Securities as contemplated by the Offering Memorandum; and

                  (v) the consummation by the Issuer of the transactions contemplated in the Offering Memorandum.

         (g) the matters referred to in paragraph 8(f)(i) to (v) inclusive above do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of BEAH(UK) under:-

                  (i)      any existing English law, rule or regulation; or

                  (ii) to our knowledge (based solely upon written notification by BEAH(UK)) and on the basis of the certificates of the officers and directors of BEAH(UK) and the Issuer, any judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over BEAH(UK) or any of its properties.

9. This opinion is addressed to you in connection with the Issuer. It is given for your benefit for the purpose of the issue of the Securities only, and may not be disclosed or quoted to or relied upon by any other person, without our prior written consent in each specific case, or used for any other purpose. No person (other than you) into whose possession a copy of this opinion may come may rely on this opinion without our express written consent addressed to him.

Yours faithfully

                               Appendix to Opinion

In this opinion, we have assumed that:-

(a) All documents submitted to us as originals are authentic and complete and all signatures and seals are genuine.

(b) All documents supplied to us as photocopies or facsimile transmitted copies or other copies conform to the originals and such originals are authentic and complete.

(c) All documents, forms, notices and information which should have been delivered to the Companies Registration Office and the Central Registry of Winding Up Petitions on behalf of or relating to BEAH(UK) have been so delivered and the file of records maintained at the Companies Registration Office and the Central Registry of Winding Up Petitions concerning BEAH(UK), and reproduced on microfiche for public inspection or disclosed to us orally, was complete, accurate and up-to-date at the time of the respective searches referred to in paragraph 4 of this opinion letter and there has been no change in the information filed or the oral disclosure made since the date on which those searches were made.

(d) All documents dated earlier than the date of this opinion letter on which we have expressed reliance remain accurate, complete and in full force and effect at the date of this opinion.

(e) BEAH(UK) has not passed a resolution for its winding-up and no proceedings have been instituted or steps taken for the winding-up of BEAH(UK) or the appointment of an administrator or receiver in respect of all or any assets of BEAH(UK).

(f) No law (other than English law) affects any of the conclusions stated in this opinion.

(g) Each of the resolutions contained in the minutes referred to in paragraph 3(a) of this opinion was duly passed at a properly convened, constituted and conducted meeting of duly appointed directors or, as the case may be, shareholders, of BEAH(UK) at which all constitutional, statutory and other formalities were duly observed (including, if applicable, those relating to the declaration of directors' interests or the power of interested directors to vote); such resolutions have not been amended or rescinded and are in full force and effect; and the minutes of such meetings referred to in paragraph 3(a) of this opinion are a true record of the proceedings at such meetings.

(h) The certificates of the officers and directors of the Issuer and BEAH(UK) provided for the purposes of this opinion letter are true and accurate in all respects.